Exhibit 99.1

America Service Group Announces Second Quarter Results

Company Increases Guidance for Full-Year 2008 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--America Service Group Inc. (NASDAQ:ASGR):

Second Quarter Highlights:

  Increase in healthcare revenues from continuing contracts of 7.2% from the prior year quarter
  Increase in gross margin from continuing contracts to 8.3% of healthcare revenues in the quarter as compared with 7.2% in the prior year quarter
  Increase in income from continuing operations, before income taxes, of $2.0 million from the prior year quarter
  Net income of $1.4 million in the quarter, as compared with $1.3 million in the prior year quarter
  Cash and debt outstanding of $16.8 million and $7.5 million, respectively, at June 30, 2008
  Days sales outstanding in accounts receivable reduced to 34 days at June 30, 2008
  Net cash provided by operating activities of $6.6 million in the quarter, as compared with $4.6 million in the prior year quarter
  Guidance for full-year 2008 net income per diluted common share increased by 20%

America Service Group Inc. (NASDAQ:ASGR) announced today results for the second quarter ended June 30, 2008, and increased its guidance for full-year 2008 results.

Commenting on today’s announcement, Michael Catalano, chairman and chief executive officer of America Service Group, said, “During the first half of the year, financial results of operations exceeded our expectations. During the second half of the year, opportunities remain for the continued development and deployment of our CatalystSM electronic health record, the renewal of significant contracts and gaining new business.”

FAS 144 Impact on Income Statement Presentation Format

As noted in its 2007 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 (“FAS 144”) to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.

As a result of the application of FAS 144, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

Results for Second Quarter and Six Months Ended June 30, 2008

Healthcare revenues from continuing contracts for the second quarter of 2008 were $125.7 million, an increase of 7.2% over the prior year quarter. Healthcare revenues from continuing contracts for the six months ended June 30, 2008, were $251.9 million, an increase of 6.8% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the second quarter of 2008 were $126.1 million, a decrease of 10.9% from the prior year quarter. Total Revenues for the six months ended June 30, 2008, were $254.4 million, a decrease of 11.6% from the prior year period. The decrease in Total Revenues from the prior year quarter and six months ended June 30 was primarily due to the absence of 2008 revenues resulting from the expiration of the Company’s Alabama Department of Corrections contract in the fourth quarter of 2007.

Healthcare expenses from continuing contracts for the second quarter of 2008 were $115.3 million, or 91.7% of healthcare revenues, as compared with $108.8 million, or 92.8% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the six months ended June 30, 2008, were $231.9 million, or 92.1% of healthcare revenues, as compared with $219.0 million, or 92.9% of healthcare revenues, in the prior year period. The negative impact on healthcare expenses from adverse reserve development related to professional liability claims was reduced to $1.1 million and $1.9 million in the second quarter and six months ended June 30, 2008, respectively, as compared with $1.6 million and $3.8 million in the prior year second quarter and six months ended June 30, 2007, respectively. Included in healthcare expenses from continuing contracts is share-based compensation expense of $21,000 and $80,000 for the second quarters of 2008 and 2007, respectively, and $45,000 and $194,000 for the six months ended June 30, 2008 and 2007, respectively. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the second quarter of 2008 were $115.8 million, or 91.9% of Total Revenues, as compared with $130.9 million, or 92.6% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the six months ended June 30, 2008, were $234.7 million, or 92.2% of Total Revenues, as compared with $266.2 million, or 92.5% of Total Revenues, in the prior year period.

Gross margin from continuing contracts for the second quarter of 2008 was $10.4 million, or 8.3% of healthcare revenues, as compared with $8.5 million, or 7.2% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the six months ended June 30, 2008, was $20.0 million, or 7.9% of healthcare revenues, as compared with $16.8 million, or 7.1% of healthcare revenues, in the prior year period. Included in gross margin is the negative impact of share-based compensation expense discussed above. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the second quarter of 2008 was $10.2 million, or 8.1% of Total Revenues, as compared with $10.5 million, or 7.4% of Total Revenues, in the prior year quarter. Total Gross Margin for the six months ended June 30, 2008, was $19.7 million, or 7.8% of Total Revenues, as compared with $21.7 million, or 7.5% of Total Revenues, in the prior year period.

Selling, general and administrative expenses for the second quarter of 2008 were $6.9 million, or 5.4% of healthcare revenues, as compared with $6.8 million, or 5.8% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the six months ended June 30, 2008, were $13.3 million, or 5.3% of healthcare revenues, as compared with $14.1 million, or 6.0% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $525,000 and $833,000 for the second quarters of 2008 and 2007, respectively, and $1.1 million and $1.9 million for the six months ended June 30, 2008 and 2007, respectively. Also included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2008 incentive compensation plan of $541,000 and $672,000 in the second quarter and six months ended June 30, 2008, respectively. There was no accrued bonus expense in selling, general and administrative expenses in the prior year periods related to the Company’s 2007 incentive compensation plan. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the second quarter of 2008, were 5.0%, as compared with 4.2% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the six months ended June 30, 2008, were 4.8%, as compared with 4.2% in the prior year period.

Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC (SPP), the findings of which were reported in March 2006, for the quarters ended June 30, 2008 and 2007, were $0 and $26,000, respectively, and for the six months ended June 30, 2008 and 2007, were $58,000 and $40,000, respectively.

Adjusted EBITDA for the second quarter of 2008 was $3.9 million, as compared with $4.6 million in the prior year quarter. Adjusted EBITDA for the six months ended June 30, 2008, was $7.5 million, as compared with $9.5 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

Depreciation and amortization expense for the second quarter of 2008 was $966,000, as compared with $933,000 million in the prior year quarter. Depreciation and amortization expense for the six months ended June 30, 2008, was $1.9 million, as compared with $2.0 million in the prior year period.

Income from operations for the second quarter of 2008 was $2.6 million, as compared with $739,000 in the prior year quarter. Income from operations for the six months ended June 30, 2008, was $4.7 million, as compared with $652,000 in the prior year period.

Net interest expense for the second quarter of 2008 was $177,000, as compared with $358,000 in the prior year quarter. Net interest expense for the six months ended June 30, 2008, was $449,000, as compared with $720,000 in the prior year period.

Income from continuing operations before income taxes for the second quarter of 2008 was $2.4 million, as compared with $381,000 in the prior year quarter. Income from continuing operations before income taxes for the six months ended June 30, 2008, was $4.2 million, as compared with a loss from continuing operations before income taxes of $68,000 in the prior year period.

The income tax provision for the second quarter of 2008 was $935,000, as compared with $238,000 in the prior year quarter. The income tax provision for the six months ended June 30, 2008, was $1.7 million, as compared with $68,000 in the prior year period.

Income from continuing operations after taxes for the second quarter of 2008 was $1.5 million, as compared with $143,000 in the prior year quarter. Income from continuing operations after taxes for the six months ended June 30, 2008, was $2.5 million, as compared with a loss from continuing operations after taxes of $136,000 in the prior year period.

The loss from discontinued operations, net of taxes, for the second quarter of 2008 was $122,000, as compared with income from discontinued operations, net of taxes, of $1.2 million in the prior year quarter. The loss from discontinued operations, net of taxes, for the six months ended June 30, 2008, was $181,000, as compared with income from discontinued operations, net of taxes, of $2.8 million in the prior year period.

Net income for the second quarter of 2008 was $1.4 million, or $0.15 per basic and diluted common share, as compared with $1.3 million, or $0.14 per basic and diluted common share, in the prior year quarter. Net income for the six months ended June 30, 2008, was $2.3 million, or $0.25 per basic and diluted common share, as compared with $2.7 million, or $0.28 per basic and diluted common share, in the prior year period.

Cash and cash equivalents were $16.8 million at June 30, 2008, as compared with $11.1 million at March 31, 2008, and $9.0 million at December 31, 2007. Total debt outstanding was $7.5 million at June 30, 2008, March 31, 2008, and December 31, 2007. Days sales outstanding in accounts receivable were 34 days at June 30, 2008, as compared with 48 days at March 31, 2008, and 45 days at December 31, 2007. Net cash provided by operating activities for the second quarter of 2008 was $6.6 million, as compared with $4.6 million in the prior year quarter. Net cash provided by operating activities for the six months ended June 30, 2008, was $9.3 million, as compared with $7.2 million in the prior year period.

Increase in 2008 Guidance

The Company is increasing its previous guidance for estimated full-year 2008 results as summarized below:

	Previous	Updated
	Guidance	Guidance
	For Full-Year	For Full-Year
	2008 Results	2008 Results
Total Revenues (1)	$490.0 - $500.0 million	$500.0 - $510.0 million
Healthcare expenses (2)	$453.3 - $463.3 million	$466.5 - $471.5 million
Gross margin (2)	$36.7 million	$38.5 million
Selling, general and administrative expenses (3)	$24.9 million	$25.8 million
Audit Committee investigation and related expenses	-	$0.1 million
Depreciation, amortization and interest expense (1)	$5.4 million	$4.7 million
Pre-tax income (1)(2)(3)	$6.4 million	$7.9 million
Income tax provision (1)	$2.8 million	$3.5 million
Net income - GAAP	$3.6 million	$4.4 million
Weighted average common shares outstanding - diluted	9.0 million	9.1 million
Net income per common share - diluted	$0.40	$0.48

(1) From continuing and discontinued contracts.
(2) From continuing and discontinued contracts including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2008.
(3) Including share-based compensation expense allocated to selling, general and administrative expenses of $2.0 million estimated for 2008.

Consistent with past practice, the Company’s guidance for full-year 2008 results does not consider the impact of any potential contracts with new customers. Contracts currently in operation are included in the guidance for full-year 2008 results through the end of the year, unless the Company has previously been notified otherwise by the client.

Stock Repurchase Program

On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.

The Company did not repurchase any shares of its common stock under the stock repurchase program during the quarter and six months ended June 30, 2008. The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.

The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.

As of July 28, 2008, the Company had approximately 9.3 million shares outstanding.

Conference Call

A listen-only simulcast and replay of America Service Group’s second quarter 2008 results conference call will be available online at www.asgr.com or www.earnings.com on July 30, 2008, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company’s website.

America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.

The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

Cautionary Statement

This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
  whether or not government agencies continue to privatize correctional healthcare services;
  the possible effect of adverse publicity on the Company’s business;
  increased competition for new contracts and renewals of existing contracts;
  risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
  the Company’s ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
  the Company’s ability to maintain and continually develop information technology and clinical systems;
  the outcome or adverse development of pending litigation, including professional liability litigation;
  the Company’s determination whether to repurchase shares under its stock repurchase program;
  risks arising from the possibility that the acquirer of certain assets of SPP cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;
  the Company’s dependence on key management and clinical personnel;
  risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
  risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
  the risk that government entities (including the Company’s government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results; and
  the risks arising from shareholder litigation.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended
	June 30, 2008	% of Revenue	June 30, 2007	% of Revenue
Healthcare revenues	$125,721	100.0	$117,277	100.0
Healthcare expenses	115,309	91.7	108,811	92.8
Gross margin	10,412	8.3	8,466	7.2
Selling, general and administrative expenses	6,861	5.4	6,768	5.8
Audit Committee investigation and related expenses	-	-	26	-
Depreciation and amortization	966	0.8	933	0.8
Income from operations	2,585	2.1	739	0.6
Interest, net	177	0.2	358	0.3
Income from continuing operations before income tax provision	2,408	1.9	381	0.3
Income tax provision	935	0.7	238	0.2
Income from continuing operations	1,473	1.2	143	0.1
Income (loss) from discontinued operations, net of taxes	(122)	(0.1)	1,156	1.0
Net income	$1,351	1.1	$1,299	1.1

Income (loss) per common share – basic:
Income from continuing operations	$0.16		$0.02
Income (loss) from discontinued operations, net of taxes	(0.01)		0.12
Net income	$0.15		$0.14

Income (loss) per common share – diluted:
Income from continuing operations	$0.16		$0.02
Income (loss) from discontinued operations, net of taxes	(0.01)		0.12
Net income	$0.15		$0.14

Weighted average common shares outstanding:
Basic	9,194		9,367
Diluted	9,218		9,486

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Six Months Ended
	June 30, 2008	% of Revenue	June 30, 2007	% of Revenue
Healthcare revenues	$251,859	100.0	$235,759	100.0
Healthcare expenses	231,891	92.1	219,008	92.9
Gross margin	19,968	7.9	16,751	7.1
Selling, general and administrative expenses	13,340	5.3	14,098	6.0
Audit Committee investigation and related expenses	58	-	40	-
Depreciation and amortization	1,885	0.7	1,961	0.8
Income from operations	4,685	1.9	652	0.3
Interest, net	449	0.2	720	0.3
Income (loss) from continuing operations before income tax provision	4,236	1.7	(68)	-
Income tax provision	1,722	0.7	68	0.1
Income (loss) from continuing operations	2,514	1.0	(136)	(0.1)
Income (loss) from discontinued operations, net of taxes	(181)	(0.1)	2,795	1.2
Net income	$2,333	0.9	$2,659	1.1

Income (loss) per common share – basic:
Income (loss) from continuing operations	$0.27		$(0.01)
Income (loss) from discontinued operations, net of taxes	(0.02)		0.29
Net income	$0.25		$0.28

Income (loss) per common share – diluted:
Income (loss) from continuing operations	$0.27		$(0.01)
Income (loss) from discontinued operations, net of taxes	(0.02)		0.29
Net income	$0.25		$0.28

Weighted average common shares outstanding:
Basic	9,187		9,655
Diluted	9,209		9,655

AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2008	Dec. 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$16,841	$8,969
Accounts receivable: healthcare and other, less allowances	47,262	62,663
Inventories	2,777	2,999
Prepaid expenses and other current assets	10,999	10,727
Current deferred tax assets	5,653	5,442
Total current assets	83,532	90,800
Property and equipment, net	5,613	5,055
Goodwill, net	40,772	40,772
Contracts, net	3,071	3,911
Other intangibles, net	269	384
Other assets	8,994	9,182
Noncurrent deferred taxes	-	816
Total assets	$142,251	$150,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,531	$20,264
Accrued medical claims liability	17,193	22,184
Accrued expenses	36,713	33,860
Deferred revenue	3,025	11,996
Revolving credit facility classified as current	7,500	7,500
Total current liabilities	83,962	95,804
Noncurrent portion of accrued expenses	14,389	15,466
Noncurrent deferred tax liabilities	719	-
Total liabilities	99,070	111,270
Stockholders’ equity:
Common stock	93	93
Additional paid-in capital	38,683	37,485
Retained earnings	4,405	2,072
Total stockholders’ equity	43,181	39,650
Total liabilities and stockholders’ equity	$142,251	$150,920

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2008	2007
Cash Flows from Operating Activities
Net income	$2,333	$2,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,897	2,008
Loss on retirement of fixed assets	16	24
Finance cost amortization	21	58
Deferred income taxes	1,324	1,822
Share-based compensation expense	1,123	2,085
Changes in operating assets and liabilities, net of effect of sale of SPP assets:
Accounts receivable, net	15,401	12,027
Inventories	222	1,199
Prepaid expenses and other current assets	(272)	3,009
Other assets	166	1,363
Accounts payable	(733)	(3,111)
Accrued medical claims liability	(4,991)	689
Accrued expenses	1,776	(7,100)
Deferred revenue	(8,971)	(9,496)
Net cash provided by operating activities	9,312	7,236

Cash Flows from Investing Activities
Capital expenditures	(1,515)	(1,284)
Proceeds from sale of SPP assets	-	3,811
Net cash provided by (used in) investing activities	(1,515)	2,527

Cash Flows from Financing Activities
Share repurchases	-	(13,655)
Issuance of common stock	75	198
Net cash provided by (used in) financing activities	75	(13,457)

Net increase (decrease) in cash and cash equivalents	7,872	(3,694)
Cash and cash equivalents at beginning of period	8,969	13,736
Cash and cash equivalents at end of period	$16,841	$10,042

AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
(Unaudited, in thousands)

	Three Months Ended
	June 30, 2008	% of Revenue	June 30, 2007	% of Revenue
Healthcare revenues	$343	100.0	$24,152	100.0
Healthcare expenses	545	158.9	22,179	91.8
Gross margin	(202)	(58.9)	1,973	8.2
Depreciation and amortization	3	0.9	23	0.1
Income (loss) from discontinued operations before income taxes	(205)	(59.8)	1,950	8.1
Income tax provision (benefit)	(83)	(24.2)	794	3.3
Income (loss) from discontinued operations, net of taxes	$(122)	(35.6)	$1,156	4.8
	Six Months Ended
	June 30, 2008	% of Revenue	June 30, 2007	% of Revenue
Healthcare revenues	$2,573	100.0	$52,123	100.0
Healthcare expenses	2,865	111.3	47,362	90.9
Gross margin	(292)	(11.3)	4,761	9.1
Depreciation and amortization	12	0.5	47	0.1
Income (loss) from discontinued operations before income taxes	(304)	(11.8)	4,714	9.0
Income tax provision (benefit)	(123)	(4.8)	1,919	3.6
Income (loss) from discontinued operations, net of taxes	$(181)	(7.0)	$2,795	5.4

AMERICA SERVICE GROUP INC.

DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES

(Unaudited, in thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.

ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended June 30,
	2008	2007
Net income	$1,351	$1,299
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(80)	817
Income tax provision	935	238
Interest, net	177	358
Depreciation and amortization	966	933
Audit Committee investigation and related expenses	-	26
Share-based compensation expense included in healthcare expenses	21	80
Share-based compensation expense included in selling, general and administrative expenses	525	833
Adjusted EBITDA	$3,895	$4,584

	Six Months Ended June 30,
	2008	2007
Net income	$2,333	$2,659
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(111)	1,966
Income tax provision	1,722	68
Interest, net	449	720
Depreciation and amortization	1,885	1,961
Audit Committee investigation and related expenses	58	40
Share-based compensation expense included in healthcare expenses	45	194
Share-based compensation expense included in selling, general and administrative expenses	1,078	1,892
Adjusted EBITDA	$7,459	$9,500

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.

RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended June 30,
	2008	2007
Healthcare revenues	$125,721	$117,277
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	343	24,152
Total Revenues	$126,064	$141,429

	Six Months Ended June 30,
	2008	2007
Healthcare revenues	$251,859	$235,759
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	2,573	52,123
Total Revenues	$254,432	$287,882

RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended June 30,
	2008	2007
Healthcare expenses	$115,309	$108,811
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	545	22,179
Share-based compensation expense included in healthcare expenses	(21)	(80)
Total Healthcare Expenses	$115,833	$130,910

	Six Months Ended June 30,
	2008	2007
Healthcare expenses	$231,891	$219,008
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	2,865	47,362
Share-based compensation expense included in healthcare expenses	(45)	(194)
Total Healthcare Expenses	$234,711	$266,176
RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended June 30,
	2008	2007
Gross margin	$10,412	$8,466
Gross margin included in income (loss) from discontinued operations, net of taxes	(202)	1,973
Share-based compensation expense included in gross margin	21	80
Total Gross Margin	$10,231	$10,519

	Six Months Ended June 30,
	2008	2007
Gross margin	$19,968	$16,751
Gross margin included in income (loss) from discontinued operations, net of taxes	(292)	4,761
Share-based compensation expense included in gross margin	45	194
Total Gross Margin	$19,721	$21,706

CONTACT:
America Service Group Inc.
Michael Catalano, 615-373-3100
Chairman and Chief Executive Officer
or
Michael W. Taylor, 615-373-3100
Executive Vice President and Chief Financial Officer